Exhibit 10.2

EXECUTION VERSION

PANERA BRANDS, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

November 8, 2021

8.5	Counterparts; Electronic Signatures	7
8.6	Notices	7
8.7	Amendments and Waivers	8
8.8	Severability	8
8.9	Corporate Securities Law	8
8.10	Entire Agreement	8
8.11	Specific Performance	8

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PANERA BRANDS, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

THIS COMMON STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of November 8, 2021, by and between Panera Brands, Inc., a Delaware corporation (the “Company”), and Daniel H. Meyer (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price (before underwriting discounts and commissions) in the Qualified IPO (as defined below) (the “IPO Price”). “Shares” shall mean the number of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), equal to the Investment Amount (as defined below) divided by the IPO Price, rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount). “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to a registration statement on Form S-1 (including all amendments and supplements thereto, the “Registration Statement”). The “Investment Amount” shall be an amount equal to $6.0 million.

1.2 Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately prior to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:

2.1 Organization, Good Standing and Qualification.

(a) The Company has been duly organized and is validly existing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as is currently being conducted and to enter into and perform its obligations under this Agreement.

(b) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change, event, effect or occurrence involving a prospective material adverse change, event, effect or occurrence, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated as part of its Qualified IPO.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Valid Issuance. At the Closing, the Shares being purchased by the Investor hereunder will be duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby and will not have been issued in violation of any preemptive rights, whether created under the Company’s organizational documents (as adopted on or prior to the Closing) or the laws of its jurisdiction of incorporation or otherwise.

2.4 Compliance with Other Instruments.

(a) The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, as amended and in effect.

(b) Except as would not be material to the Company, the Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.5 Registration Statement. The Registration Statement, including any amendment thereto and any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), will comply as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and, taken together, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.6 Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

2.7 Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement.

3. Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants that as of the date hereof and as of the date of the Closing:

3.1 Authorization. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that (i) the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof and (ii) that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Disclosure of Information. The Investor believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

3.4 Investment Experience. The Investor acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

3.5 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

3.6 Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.7 Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.8 Legends. The Investor understands that the Shares may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

3.9 Lock-Up Agreement. The Investor hereby confirms that he will enter into a customary lock-up agreement with the managing underwriters in the Qualified IPO (the “Lock-Up Agreement”) pursuant to which the Investor shall agree that he shall not sell or otherwise transfer or dispose of the Shares, other than as expressly permitted by the Lock-Up Agreement, for the period required by the managing underwriters in the Qualified IPO (which shall not exceed 180 days and shall be commensurate with the lock-up period of shortest duration set forth in any lock-up agreement entered into by any director, officer or shareholder that is an affiliate of JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, with the managing underwriters in the Qualified IPO).

4. Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment (or valid waiver by the Investor) on or before the Closing of each of the following conditions.

4.1 Representations and Warranties. The representations and warranties of the Company contained in Sections 2.1(b) and 2.4(b) shall be true and correct on and as of the Closing, except as would not reasonably be expected to have a Material Adverse Effect on the Company. The representations and warranties of the Company contained in Sections 2.1(a), 2.2, 2.3, 2.4(a), 2.5, 2.6 and 2.7 shall be true and correct on and as of the Closing.

4.2 Covenants, Agreements and Other Conditions. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by the Investor to the Company and the Company fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice.

4.3 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, shares of Common Stock in the Qualified IPO pursuant to the Underwriting Agreement (excluding shares of Common Stock pursuant to any option thereof).

4.4 Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment (or valid waiver by the Company) on or before the Closing of each of the following conditions.

5.1 Representations, Warranties and Covenants. The representations, warranties and covenants of the Investor contained in Section 3 shall be true and correct on and as of the Closing.

5.2 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, shares of Common Stock in the Qualified IPO pursuant to the Underwriting Agreement (excluding shares of Common Stock pursuant to any option thereof).

5.3 Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6. Termination. This Agreement shall terminate (a) at any time upon the written consent of the Company and the Investor, (b) upon the withdrawal by the Company of the Registration Statement or (c) upon the termination of that certain Investment Agreement and Plan of Merger, dated as of November 8, 2021, by and among the Company, Rye Merger Sub Inc. and USHG Acquisition Corp., in accordance with its terms.

7. Lead Independent Director. The Investor acknowledges that prior to the consummation of the Qualified IPO, the Investor will be appointed as the Lead Independent Director of the Company’s Board of Directors and the Investor will accept such appointment. The Investor acknowledges that he will be named in the Registration Statement as a director or director nominee of the Company and will deliver any consents or other documentation required in connection therewith. As compensation for, and subject to, the Investor’s service on the Company’s Board of Directors, the Investor will be granted an award under the Company’s employee stock ownership plan to be in effect following the consummation of the Qualified IPO, which is expected to include substantially similar terms as the Company’s employee stock ownership plan in effect as of the date hereof, subject to approval by the Company’s Board of Directors. The Company hereby agrees that such award will be matched to the amount of the Investor’s investment hereunder on a 1.0:1.0 basis, subject to a 3-year cliff vesting period and the Investor’s continued service on the Company’s Board of Directors.

8. Miscellaneous.

8.1 Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except as required in the Registration Statement (in the Company’s sole discretion) or otherwise as may be required by law or with the prior written consent of the other parties. The Company will provide reasonable advance notice to the Investor prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures.

8.2 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.3 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, that after the Closing, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an affiliate of the Investor without the prior written consent of the Company. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

8.5 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

8.6 Notices. All notices, requests, claims, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day), addressed as follows or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above:

(a) if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement, with copies (which shall not constitute notice) to Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002; Attention: Ryan J. Maierson and Ryan J. Lynch.

(b) if to the Company, to the attention of the General Counsel of the Company at 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127, or at such other current address or electronic mail address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Paul T. Schnell and Sean C. Doyle, Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001.

In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

8.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.9 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto, except as expressly set forth or referenced in this Agreement.

8.11 Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Subscription Agreement as of the date first above written.

PANERA BRANDS, INC.

By:	/s/ Niren Chaudhary
Name:	Niren Chaudhary
Title:	President and Chief Executive Officer

[Signature Page to Common Stock Subscription Agreement – DM]

IN WITNESS WHEREOF, the parties have executed this Common Stock Subscription Agreement as of the date first above written.

INVESTOR: Daniel H. Meyer

By:	/s/ Daniel H. Meyer

Address:
Electronic Mail:

[Signature Page to Common Stock Subscription Agreement – DM]